UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 26, 2004

RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-07336	59-34862971
(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL  32904

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code  (321) 984-1414

N/A

(Former name or former address, if changed since last report)

Item 5.

Other Events and Regulation FD Disclosure

On July 26, 2004, the Company issued a press release announcing that its board of directors has again unanimously rejected the unsolicited stock-for-stock merger proposal of Wireless Age Communications, Inc. resubmitted to the Company on July 22, 2004. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.

Financial Statements and Exhibits

(c)

Exhibits

Exhibit Number	Description
99.1	Press Release issued by the Company on July 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

	By:	/s/ WILLIAM P. KELLY
Dated: July 27, 2004		William P. Kelly Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on July 26, 2004.